UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Union National Financial Corporation
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Union National Financial Corporation

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

AND

PROXY STATEMENT

2010

www.uncb.com

UNION NATIONAL FINANCIAL CORPORATION
570 LAUSCH LANE
SUITE 300
LANCASTER, PENNSYLVANIA 17601
(717) 492-2222

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 28, 2010

Lancaster, Pennsylvania
April 30, 2010

TO THE SHAREHOLDERS OF UNION NATIONAL FINANCIAL CORPORATION:

NOTICE IS HEREBY GIVEN that the 2010 Annual Meeting of Shareholders of Union National Financial Corporation will be held at The Eden Resort Inn, 222 Eden Road, Lancaster, Pennsylvania 17601, on Friday, May 28, 2010, at 10:00 a.m., prevailing time, for the purpose of considering and voting upon the following matters:

1.	To elect three (3) Class B directors each to serve for a three-year term and until their successors are duly elected and qualified;

2.	The ratification of the appointment of ParenteBeard LLC as our independent registered public accounting firm for fiscal year 2010; and

3.
To transact such other business as may properly come before the annual meeting and any adjournment or postponement thereof.  The Board of Directors is unaware of any other business to come before the annual meeting.

Only those shareholders of record, at the close of business on April 12, 2010, are entitled to notice of and to vote at the meeting.

At the Annual Meeting, shareholders will not be voting on the recently-announced proposed merger with Donegal Financial Services Corporation.  The Corporation intends to hold a Special Meeting of Shareholders in the next few months to vote on the proposed merger.  Shareholders will receive a detailed proxy statement and related materials before that meeting.

Please promptly sign the enclosed proxy card and return it in the enclosed postage-paid envelope. You may also vote by telephone by calling toll-free 1-866-564-2333 using a touch-tone phone or via the Internet at https://www.proxyvotenow.com/unnf.  We cordially invite you to attend the meeting. Your proxy is revocable and you may withdraw it at any time prior to it being voted. You may deliver notice of revocation or deliver a later dated proxy to the Secretary of the Corporation before the vote at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

Mark D. Gainer
Chairman, Chief Executive Officer and President

YOUR VOTE IS IMPORTANT.
PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY CARD.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 28, 2010 – The proxy statement, proxy card and 2009 annual report are available at http://www.cfpproxy.com/6249.

PROXY STATEMENT
Dated and to be mailed on or about April 30, 2010

UNION NATIONAL FINANCIAL CORPORATION
570 LAUSCH LANE
SUITE 300
LANCASTER, PENNSYLVANIA 17601
(717) 492-2222

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 28, 2010

TABLE OF CONTENTS

PROXY STATEMENT

Introduction

This proxy statement is furnished in connection with the solicitation of proxies by Union National Financial Corporation, on behalf of the Board of Directors, for the 2010 Annual Meeting of Shareholders.  This proxy statement and the related proxy card are being distributed on or about April 30, 2010.

Union National Financial Corporation will bear the expense of soliciting proxies.  In addition to the solicitation of proxies by mail, directors, officers and employees of the Corporation and its subsidiaries may, without additional compensation, solicit proxies in person, by telephone, and through other means of communication.

The Annual Meeting of Shareholders will be held on Friday, May 28, 2010, at 10:00 a.m. at The Eden Resort Inn, 222 Eden Road, Lancaster, Pennsylvania 17601-4216.  Shareholders of record at the close of business on April 12, 2010, are entitled to vote at the meeting.

At the annual meeting, shareholders will vote to:

•	Elect three (3) Class B directors each to serve for a three-year term and until their successors are duly elected and qualified;
•	Ratify the appointment of ParenteBeard LLC as the Company’s independent registered public accounting firm for fiscal year 2010; and
•	Transact any other business that may properly come before the meeting and any adjournment or postponement of the meeting.

Proxies and Voting Procedures

You can vote your shares by completing and returning a written proxy card. You may also vote by telephone by calling toll-free 1-866-564-2333 using a touch-tone phone or via the Internet at https://www.proxyvotenow.com/unnf. You can also vote in person at the meeting. Submitting your voting instructions by returning a proxy card will not affect your right to attend the meeting and will in no way limit your right to vote at the annual meeting, if you later decide to attend in person.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you through your broker or nominee which is considered, with respect to those shares, the shareholder of record.  As the beneficial owner, you have the right to direct your broker how to vote, and you are also invited to attend the meeting.  However, because you are not the shareholder of record, you may not vote your street name shares in person at the meeting, unless you obtain a proxy executed in your favor, from the holder of record.  Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

By properly completing a proxy, you appoint Amos F. Lichty and Patricia A. Miller as proxy holders to vote your shares, indicated on the proxy card.  Any properly signed and dated proxy card not specifying to the contrary will be voted FOR the election of the director nominees identified and FOR ratification of the appointment of ParenteBeard LLC as the Company’s independent registered public accounting firm.

You may revoke your written proxy by delivering written notice of revocation to Darwin A. Nissley, Secretary of the Corporation, or by executing a later dated proxy and giving written notice of the revocation to Mr. Nissley at any time before the proxy is voted at the meeting.  Proxy holders will vote shares represented by proxies, if properly signed, dated and returned in accordance with instructions of shareholders.

Although the Board of Directors knows of no other business to be presented, in the event that any other matters are properly brought before the meeting, any properly signed and dated proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the Board of Directors.

If a shareholder is a participant in the Corporation’s Dividend Reinvestment and Stock Purchase Plan (the “DRIP”), the enclosed proxy also will serve as a voting instruction card for the shares held in the DRIP.  To the extent the total shares listed relate to any DRIP shares, such shares are to be voted by the Union National Community Bank Plan Administrator for the Union National Financial Corporation Dividend Reinvestment and Stock Purchase Plan.

At the close of business on April 12, 2010, Union National Financial Corporation had 2,742,395 shares of common stock, par value $0.25 per share, issued and outstanding.

Quorum

Under Pennsylvania law and Union National Financial Corporation’s Bylaws, the presence of a quorum is required for each matter to be acted upon at the meeting.  A majority of the outstanding shares of common stock, represented in person, by proxy, or voted by telephone or Internet, constitutes a quorum for the conduct of business.  If you return valid proxy instructions, vote by telephone or by Internet, or attend the meeting in person, we will count your shares for purposes of determining whether there is a quorum, even if you abstain from voting.  Votes withheld and abstentions are counted in determining the presence of a quorum for a particular matter.  Broker non-votes are not counted in determining the presence of a quorum for a particular matter as to which the broker withheld authority.

Votes Required for Proposals

Each share is entitled to one vote on all matters submitted to a vote of the shareholders.  All matters, other than the election of directors, to be voted upon by the shareholders require the affirmative vote of a majority of shares having voting power present, in person, by proxy, telephone or Internet at the annual meeting, except in cases where the vote of a greater number of shares is required by law or under Union National Financial Corporation’s Articles of Incorporation or Bylaws.  In the case of the election of directors, the candidates receiving the highest number of votes are elected.  Shareholders are not entitled to cumulative votes for the election of directors.

Effect of Not Casting Your Vote

If you hold your shares in street name it is critical that you cast your vote if you want it to count in the election of directors (Item 1 of this Proxy Statement). In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your bank or broker was allowed to vote those shares on your behalf in the election of directors as they deemed appropriate.

Recent changes in regulation were made to take away the ability of your bank or broker to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, no votes will be cast on your behalf.  These are referred to as broker non-votes.  Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm (Item 2 of this Proxy Statement).

How We Count Votes

In the election of directors, votes withheld and broker non-votes will have no effect on the outcome of the election.  In counting votes on the proposal to ratify the selection of the independent registered public accounting firm, abstentions will have the same effect as a vote against the proposal.

GOVERNANCE OF THE COMPANY

Our Board of Directors (“Board”) believes that the purpose of corporate governance is to ensure that we maximize shareholder value in a manner consistent with legal requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance practices which the Board and senior management believe promote this purpose, are sound, and represent best practices. We continually review these governance practices, Pennsylvania law (the state in which we are incorporated), the rules of the OTCBB, and SEC regulations, as well as best practices suggested by recognized corporate governance authorities.

Director Independence

Currently, our Board of Directors has nine (9) members.  Following the NASDAQ Stock Market standards for independence, the following directors meet the standards for independence: Messrs. Cargas, Dolan, Godfrey, Huber, McGrath, Nissley and Pickell. This constitutes more than a majority of our Board of Directors.  Only independent directors serve on our Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee.

In determining the directors’ independence, the Board of Directors considered business and loan transactions between the Bank and the directors, their family members and businesses with whom they are associated, as well as any contributions made to non-profit organizations with whom they are associated.

Board Leadership Structure and the Board’s Role in Risk Oversight

The Chairman of the Board and Chief Executive Officer positions are held by the same person.  The Chief Executive Officer is the Director most familiar with the Corporation’s business and industry and is best suited to lead discussions on important matters affecting the business of the Corporation. Combining the Chief Executive Officer and Chairman positions creates a firm link between the Corporation’s management and the Board and promotes the development and implementation of sound corporate strategy.  The Chairman of the Board provides leadership to the Board and works with the Board to define its structure and activities in the fulfillment of its responsibilities.  The Board of Directors does not currently have a lead independent director position.  As a result of the current structure of the Board, the independent members of the Board work together to provide strong, independent oversight of the Corporation’s management and affairs through the Audit, Compensation, and Corporate Governance and Nominating Committees.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk ad reputation risk.  Management is responsible for the day-to-day management of risks the Corporation faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.  To do this, the Board regularly assesses and discusses with management the current strategic plan, and risks facing the Corporation.  Executive management attends the Board meetings and is available to address any questions or concerns raised by the Board on risk management and any other matters.  The Chairman of the Board and independent members of the Board work together to provide strong, independent oversight of the Corporation’s management and affairs through its standing committees.

The table below includes a description of other categories or types of transactions, relationships or arrangements considered by the Board (in addition to those listed above and under the section entitled “Transactions with Directors and Executive Officers” below) in reaching its determination that the directors are independent.

Name	Independent	Other Transactions/Relationships/Arrangements
Mr. Cargas	Yes	Software consulting services
Mr. Dolan	Yes	Loan support services
Mr. Godfrey	Yes	None
Mr. Huber	Yes	None
Dr. McGrath	Yes	None
Mr. Nissley	Yes	None
Mr. Pickell	Yes	None

In each case, the Board determined that none of the transactions above impaired the independence of the director.

Meetings and Committees of the Board of Directors; Director Attendance at Annual Meetings

The Board of Directors of Union National Financial Corporation met nineteen (19) times during 2009.  All directors attended at least 75% or more of the meetings of the Board of Directors and of the various committees on which they served. We have no formal policy regarding director attendance at annual meetings. However, all of our Directors attended the 2009 Annual Meeting of Shareholders, and we expect that they all will attend this year’s annual meeting.

The Board of Directors has an Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee.

Audit Committee.  The members of the Audit Committee are Barry C. Huber (Chairman), Darwin A. Nissley, Lloyd C. Pickell, and Thomas J. McGrath. All members of the Audit Committee are independent (as independence is currently defined in NASDAQ Listing Standards and Section 10A of the Exchange Act). The principal duties of the Audit Committee, as set forth in its charter, which is attached to this 2010 proxy statement as Appendix A, include reviewing and discussing with  management and the independent auditors the annual audited financial statements, reviewing significant audit and accounting principles, policies and practices, reviewing performance of internal auditing procedures, reviewing reports of examination received from regulatory authorities, and annually recommending to the Board of Directors the engagement of an independent certified public accountant.  Mr. Huber, a certified public accountant, is the “Audit Committee financial expert.” The Audit Committee met five (5) times during 2009.

Compensation Committee.  The members of the Compensation Committee are James R. Godfrey (Chairman), Donald Cargas, Jr. and Kevin D. Dolan. All members of the Compensation Committee are independent (as independence is currently defined in NASDAQ Listing Standards).  Mark D. Gainer, Chairman, Chief Executive Officer and President; R. Michael Mohn, Senior Vice President, Chief Administrative Officer; and Patti Martin, Vice President, Human Resources Manager, are ex officio members. The principal duties of the Compensation Committee, as set forth in its charter, which is attached to this 2010 proxy statement as Appendix B, include the establishment of policies dealing with various compensation plans for Union National Financial Corporation.  Subject to the Board’s approval, the Compensation Committee determines general guidelines for the compensation of officers of the Corporation and the Bank.  Actual compensation for each officer is based on a performance review conducted by their supervisor.  The Compensation Committee, subject to the Board’s approval, determines the specific compensation of the Named Executive Officers.  The Board of Directors annually evaluates and votes on the recommendations of the Compensation Committee on compensation of the Corporation’s and Bank’s Named Executive Officers.  The Compensation Committee met four (4) times during 2009.

Corporate Governance and Nominating Committee.  The Corporate Governance and Nominating Committee consists entirely of independent directors (as independence is currently defined in NASDAQ Listing Standards).  The members of the Corporate Governance and Nominating Committee are James R. Godfrey (Chairman), Kevin D. Dolan, and Darwin A. Nissley.  Mark D. Gainer, Chairman, Chief Executive Officer and President is an ex officio member.  The principal duties of the Corporate Governance and Nominating Committee, as set forth in its charter, which is attached to this 2010 proxy statement as Appendix C, include identifying individuals qualified to become Board members, who reflect criteria as specified by the Board, recommend nominees to fill vacancies on the Board, develop and recommend the Corporate Governance Guidelines of the Company and periodically review and assess Board and management performance.  The Corporate Governance and Nominating Committee met three (3) times during 2009.

Shareholder Communications

The Board of Directors does not have a formal process for shareholders to send communications to the Board.  Due to the infrequency of shareholder communications to the Board of Directors, the Board does not believe that a formal process is necessary.  Shareholders may send communications to Darwin A. Nissley, Secretary, Union National Financial Corporation, 570 Lausch Lane, Suite 300, Lancaster, Pennsylvania 17601.

Nomination of Directors

Under the Corporation’s Bylaws, nominations for director may be made only by the Board of Directors or a Board of Directors’ committee, or by a shareholder of record entitled to vote. In order for a shareholder to make a nomination, the shareholder must provide a notice along with the additional information and materials required by the Bylaws to our Corporate Secretary not less than 60 days prior to the date of any meeting of shareholders called for the election of directors.  The notice must also provide the specific information required by Section 10.1 of the Corporation’s Bylaws.  The chairman of the meeting is required to determine whether nominations have been made in accordance with the requirements of the Bylaws.  If he determines that a nomination was not made in accordance with the Bylaws, he shall so declare at the annual meeting and the defective nomination will be disregarded.  You can obtain a copy of the full text of the Bylaw provision by writing to Darwin A. Nissley, Secretary, Union National Financial Corporation, 570 Lausch Lane, Suite 300, Lancaster, Pennsylvania 17601.  A copy of our Bylaws has been filed with the Securities and Exchange Commission as an exhibit to Form 8-K, filed February 27, 2009.

The Corporate Governance and Nominating Committee seeks to create a Board that is strong in its collective knowledge and has a diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge and corporate governance.  It is the policy of the Corporate Governance and Nominating Committee to give due consideration to any and all director candidates nominated by shareholders.  In February 2009, the Corporate Governance and Nominating Committee adopted a formal procedure by which it considers shareholder-nominated candidates. If a shareholder nomination complies with our Bylaws, the committee will request that the nominee complete a questionnaire. The committee utilizes the questionnaire to determine the nominee’s qualifications and to assess whether the nominee’s skills and background complement and enhance the overall qualifications and expertise of the current Board of Directors. The committee has not set minimum qualifications for a director but will consider the nominee’s experience in areas such as finance, banking, accounting, management, marketing, technology, prior experience as a director, and other areas that would contribute to the effectiveness of the Board of Directors. At its discretion, the committee also may arrange a personal interview with the nominee to further assess his or her candidacy. The committee does not evaluate shareholder nominations according to different criteria than any other nominations. After this process, the committee will advise the Board of Directors whether it should recommend the nominee to the shareholders for election to the Union National Financial Corporation Board of Directors.

Submission of Shareholder Proposals

If a shareholder wants us to include a proposal in our proxy statement for presentation at our 2011 Annual Meeting of Shareholders, the proposal must be received by us at our principal executive offices at 570 Lausch Lane, Suite 300, Lancaster, Pennsylvania 17601 no later than January 7, 2011. For proposals received after that date, they may be considered at the annual meeting but they may not be included in Union National Financial Corporation’s proxy statement at the Board’s discretion.  If next year’s annual meeting is held on a date more than 30 calendar days from May 28, 2011, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation material for such annual meeting.

ELECTION OF DIRECTORS

Union National Financial Corporation’s Bylaws provide that the Board of Directors consists of not less than seven (7) or more than twenty-five (25) persons.  The Board of Directors is also divided into three classes.  Each class consists, as nearly as possible, of one-third of the directors.  The Bylaws also provide that the directors of each class are elected for a term of three years so that the term of office of one class of directors expires at the annual meeting each year.  The Board of Directors determines the number of directors in each class. The Bylaws also require that a director own shares of common stock having a fair market value of at least $30,000 at the time the director is elected or appointed to the Board.

A majority of the Board of Directors may increase the number of directors between meetings of the shareholders.  Any vacancy occurring in the Board of Directors, whether due to an increase in the number of directors, resignation, retirement, death or any other reason, may be filled by appointment by the remaining directors.  Any director who is appointed to fill a vacancy holds office until the expiration of the term of office of the class of directors to which the director was appointed.  There is a mandatory retirement provision in the Bylaws that provides for the retirement of directors after reaching age 70.

The Board of Directors has fixed the number of directors at nine.  There are three nominees for the Board of Directors for election at the 2010 Annual Meeting.  The Board of Directors has nominated the following three persons for election to the Board of Directors for the terms specified:

Nominees for Class B Directors
For a Term of Three Years

Donald Cargas, Jr.
Barry C. Huber
Lloyd C. Pickell

Each of the nominees presently serves as a director. In the event that any of the nominees are unable to accept nomination or election, proxy holders will vote proxies given pursuant to this solicitation in favor of other persons recommended by the Board of Directors.  The Board of Directors has no reason to believe that any of its nominees will be unable to serve as a director if elected.

Information about Nominees and Continuing Directors

Information, as of April 12, 2010, concerning the three nominees to the Board of Directors and the six continuing directors follows:

Name and Age	Director Since	Principal Occupation for the Past Five Years and Positions Held with Union National Financial Corporation and Subsidiaries

		Class of A – Continuing Directors (term expires 2012)

Mark D. Gainer (55)	1996
Effective January 1, 2006, Chairman, Chief Executive Officer & President of Union National Financial Corporation, President & Chief Executive Officer since 1999 and Vice President 1986 to 1998; effective March 29, 2007, Chairman, Chief Executive Officer & President of Union National Community Bank, Chairman and Chief Executive Officer since 2006, President and Chief Executive Officer 1999-2005, Senior Vice President 1982-1998, and Chief Operating Officer 1996-1998.  Mr. Gainer serves as a Director at the Economic Development Company of Lancaster, PA and Main Street Mount Joy in Mount Joy, PA.

Mr. Gainer’s active Board involvement over the past 14 years, his Executive Management experience of 24 years, and his 34 years of experience in the banking industry, as well as his in-depth understanding of and involvement in the communities served by the Corporation, qualify him to serve on the Board of Directors.

James R. Godfrey (65)	2003
Vice Chairman of Union National Financial Corporation since 2007; Executive Vice President, Teachers Protective Mutual Life Insurance Company; Senior Consultant, The Benecon Group (employee benefits consulting firm from October 2004 to December 2005); President, HealthGuard of Lancaster, Inc. from 1985 to 2004.

Mr. Godfrey’s extensive knowledge of the insurance industry, his many years of business experience, and his background in management and human resources qualify him to serve on the Board of Directors.

Name and Age	Director Since	Principal Occupation for the Past Five Years and Positions Held with Union National Financial Corporation and Subsidiaries

Darwin A. Nissley (52)	1999
Secretary of Union National Financial Corporation since 2007 and Partner, Nissley Brothers.  Mr. Nissley serves as a Director of the Center for Beef Excellence in Harrisburg, PA and served as a Director of the Lancaster Stockyards until January, 2010.

Mr. Nissley’s expertise in the agriculture industry (Union National lends to local agricultural businesses) and demonstrated business skills in managing all aspects of his own business qualify him to serve on the Board of Directors.

		Class of B – Nominees

Donald Cargas, Jr. (62)	2006
Effective December 17, 2007, Chairman/CEO of Cargas Systems, Inc.; President/CEO 1988-2007.

Mr. Cargas’ experience in founding and managing all aspects of a successful technology company, and his strong business and human resource management skills, qualify him to serve on the Board of Directors.

Barry C. Huber (58)	2006
Certified Public Accountant, Partner of Trout, Ebersole & Groff, LLP and a partner in TEG Realty.

Mr. Huber’s extensive financial knowledge through many years of experience as a Certified Public Accountant and firm managing partner qualify him to serve on the Board of Directors.

Lloyd C. Pickell (63)	2001
Public Accountant, Lloyd C. Pickell Public Accountant; Director & Secretary/Controller, J.B. Hostetter & Sons, Inc.; Director & Secretary/ Treasurer, Grandview Meadows, Inc.; Managing  Partner, PME Real Estate and JKL Investment Group; and Director, House on the Rock Family Ministries.

Mr. Pickell’s many years of financial management experience in public accounting and business advisory services qualify him to serve on the Board of Directors.

		Class of C – Continuing Directors (term expires 2011)

Kevin D. Dolan (56)	2005
Partner and Part-Owner, Gingrich, Smith, Klingensmith & Dolan;
Partner, Gingrich, Smith, Klingensmith & Dolan Real Estate;
President, Elizabethtown Transfer Company, Inc. since 2001;
Partner, Smith, Klingensmith, Dolan & Shank Real Estate since 2006.

Mr. Dolan’s legal experience and expertise, and business and financial background and experience, qualify him to serve on the Board of Directors.

Thomas J. McGrath (52)	2006
President/Owner, Donegal Animal Hospital, PC in Mount Joy, PA. Dr. McGrath serves on the boards of Pet Emergency Treatment Services (P.E.T.S.) and Pet Emergency Services.  From 2000-2009, Dr. McGrath served on the State Board of Veterinary Medicine in PA.

Dr. McGrath’s many years of experience as a successful small business owner, and his in-depth involvement in many community-based organizations, qualify him to serve on the Board of Directors.

William M. Nies (62)	2003
Independent Real Estate Agent/Developer, LMS Commercial Real Estate.

Mr. Nies’ many years of experience in real estate sales, leasing and development, and his in-depth knowledge of the greater Lancaster County, Pennsylvania real estate market, qualify him to serve on the Board of Directors.

SHARE OWNERSHIP

Principal Holders

The following table shows, to the best of our knowledge, those persons or entities who owned of record or beneficially, on April 12, 2010, more than 5% of the outstanding Union National Financial Corporation common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Donegal Mutual Insurance Company 1195 River Road Marietta, PA 17547	248,999	(1)	9.08%

(1)      Based on Schedule 13D filed on April 5, 2010.

Beneficial Ownership of Executive Officers, Directors and Nominees

The following table shows, as of April 12, 2010, the amount and percentage of Union National Financial Corporation common stock beneficially owned by each director, each nominee, each named executive officer and all directors, nominees and executive officers of the Corporation as a group.

Beneficial ownership of shares of Union National Financial Corporation common stock is determined in accordance with Securities and Exchange Commission Rule 13d-3, which provides that a person should be credited with the ownership of any stock held, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares:

•	Voting power, which includes the power to vote or to direct the voting of the stock; or
•	Investment power, which includes the power to dispose or direct the disposition of the stock; or
•	The right to acquire beneficial ownership within 60 days after April 12, 2010.

Unless otherwise indicated in a footnote appearing below the table, all shares reported in the table below are owned directly by the reporting person.  The number of shares owned by the directors, nominees and executive officers is rounded to the nearest whole share.  The percentage of all Union National Financial Corporation common stock owned by each director, nominee or executive officer is less than 1% unless otherwise indicated.

Name of Individual or Identity of Group	Beneficially Owned Shares	Additional Voting Common Stock if Preferred Stock is Converted*	Additional Common Stock from Options to Acquire Shares (Exercisable within 60 Days)**	Amount and Nature of Beneficial Ownership		Percent of Class if Options Exercised and Preferred Stock Converted
Directors and Nominees
Donald Cargas, Jr.	12,200	——-	——-	12,200	(1)	—%
Kevin D. Dolan	12,165	6,250	——-	18,415	(2)	—%
Mark D. Gainer	30,126	25,000	23,650	78,776	(3)	2.76%
James R. Godfrey	4,444	——-	1,157	5,601	(4)	—%
Barry C. Huber	17,337	12,500	——-	29,837	(5)	1.04%
Thomas J. McGrath	12,191	——-	——-	12,191	(6)	—%
William M. Nies	17,680	6,250	1,157	25,087	(7)	—%
Darwin A. Nissley	12,316	——-	4,928	17,244	(8)	—%
Lloyd C. Pickell	17,796	12,500	2,314	32,610	(9)	1.14%
Other Named Executives
Stephen D. Staman	18,413	6,250	11,250	35,913	(10)	1.26%
Michael D. Peduzzi	5,000	——-	——-	5,000	(11)	—%
Charles R. Starr	3,303	——-	525	3,828	(12)	—%

All Directors, Nominees and Executive Officers as a Group (12 persons)	162,971	68,750	44,981	276,702		9.69%

*	Through September 14, 2010, each $1,000 share of convertible preferred stock can be converted to 250 shares of common stock at $4 per common share.
**	As of April 12, 2010, the options had no intrinsic value.
(1)	Includes 1,600 shares of Common Stock held individually by Mr. Cargas and 10,600 shares of Common Stock held jointly with his spouse.
(2)
Includes 2,879 shares of Common Stock held individually by Mr. Dolan, 8,788 shares of Common Stock held in a 401(k) for the benefit of Mr. Dolan, 419 shares of Common Stock held jointly with his spouse, and 79 shares of Common Stock held in a real estate partnership of which Mr. Dolan is a partner.  Mr. Dolan also holds 25 shares of convertible Preferred Stock individually.

(3)
Includes 3,325 shares of Common Stock held individually by Mr. Gainer, 486 shares of Common Stock held individually by his spouse, 26,315 shares of Common Stock held in an IRA, and options to purchase 23,650 shares.  Mr. Gainer also holds 100 shares of convertible Preferred Stock in an IRA.

(4)	Includes 1,794 shares of Common Stock held individually by Mr. Godfrey, 2,650 shares of Common Stock held in an IRA, and options to purchase 1,157 shares.
(5)	Includes 17,337 shares of Common Stock and 50 shares of convertible Preferred Stock held individually by Mr. Huber.
(6)	Includes 1,782 shares of Common Stock held individually by Dr. McGrath and 10,409 shares of Common Stock held in an IRA.
(7)	Includes 17,680 shares of Common Stock held individually by Mr. Nies and options to purchase 1,157 shares. Mr. Nies also holds 25 shares of convertible Preferred Stock individually.
(8)
Includes 12,086 shares of Common Stock held individually by Mr. Nissley, 115 shares of Common Stock held individually by his spouse, 115 shares of Common Stock held by his son, and options to purchase 4,928 shares.

(9)
Includes 17,323 shares of Common Stock held individually by Mr. Pickell, 473 shares of Common Stock held jointly with his spouse, and options to purchase 2,314 shares.  Mr. Pickell also holds 50 shares of convertible Preferred Stock in an IRA.

(10)	Includes 18,413 shares of Common Stock held individually by Mr. Staman and options to purchase 11,250 shares. Mr. Staman also holds 25 shares of convertible Preferred Stock individually.
(11)	Includes 4,000 shares of Common Stock held individually by Mr. Peduzzi and 1,000 shares of Common Stock held in an IRA.
(12)	Includes 630 shares of Common Stock held individually by Mr. Starr, 2,673 shares of Common Stock held jointly with his spouse and options to purchase 525 shares.

Executive Officers

The following table provides information, as of April 12, 2010, about the Corporation’s executive officers.

Name	Age	Principal Occupation For the Past Five Years and Position Held with Union National Financial Corporation and Subsidiaries

Mark D. Gainer	55	Chairman, Chief Executive Officer and President of the Corporation and Chairman, Chief Executive Officer and President of the Bank.

Stephen D. Staman	48
Vice President of the Corporation since 2007 and Executive Vice President and Chief Revenue Officer of the Bank since 2006. From 2002 to 2006, Mr. Staman served as the Senior Vice President of Corporate Banking for the Bank.

Michael D. Peduzzi	44
Chief Financial Officer and Treasurer of the Corporation since 2007 and Executive Vice President, Chief Financial Officer of the Bank since 2008.  In August 2007, Mr. Peduzzi joined the Corporation as Chief Financial Officer and Treasurer and the Bank as Senior Vice President, Chief Financial Officer.  Prior to joining the Corporation and Bank, Mr. Peduzzi served as the Chief Financial Officer/Controller with Mount Aloysius College beginning in 2005. From 2000 to 2005, Mr. Peduzzi provided professional consulting services as a CPA primarily to financial services clients.

Charles R. Starr	63	Insider Trading Compliance Officer of the Corporation since 1991 and Vice President and Trust Officer of the Bank since 1982.

COMPENSATION AND PLAN INFORMATION

Director Compensation

Directors receive no remuneration for attendance at meetings of the Board of Directors of the Corporation. Each outside director of the Bank received, in the first quarter of 2009, $670 for each Bank Board meeting attended, $200 for each committee meeting attended or special assignment, $300 for each Audit Committee meeting attended, $300 for each Board Compliance Committee attended, and a $5,000 annual retainer.  Beginning in April, 2009, the director fees for meetings attended were reduced by 10%.  Each outside director of the Bank received $603 for each Bank Board meeting attended, $180 for each committee meeting attended or special assignment, $270 for each Audit Committee meeting attended and $270 for each Board Compliance Committee meeting attended.  The $5,000 annual retainer remained the same. James R. Godfrey received fees of $4,000 for his services as Vice Chairman for 2009. In the aggregate, directors received $154,581.00 for all Board of Directors’ meetings and committee meetings attended in 2009, including all retainers and the fees paid to the Vice Chairman.

The following table summarizes the compensation of directors during 2009:

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)	Total ($)
Donald Cargas, Jr.	19,149.00	—	19,149.00
Kevin D. Dolan	18,346.00	—	18,346.00
James R. Godfrey	23,559.00	—	23,559.00
Barry C. Huber	19,256.00	—	19,256.00
Thomas J. McGrath	19,169.00	—	19,169.00
William M. Nies	16,220.00	—	16,220.00
Darwin A. Nissley	18,476.00	—	18,476.00
Lloyd C. Pickell	20,406.00	—	20,406.00

Compensation Committee Interlocks and Insider Participation

The Compensation Committee, subject to the Board’s approval, determines general guidelines for the compensation of officers of the Corporation and the Bank.  The Compensation Committee, subject to the Board’s approval, determines the specific compensation of the Named Executive Officers.  The membership of this committee includes only outside directors.  Mark D. Gainer, Chairman, Chief Executive Officer and President, is an ex officio member of the Compensation Committee but does not participate in his own review or vote on his own compensation.  R. Michael Mohn, Senior Vice President, Chief Administrative Officer, and Patti Martin, Vice President, Human Resources Manager, are also ex officio members of the Compensation Committee.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes the total compensation for Mark D. Gainer, the Corporation’s Chairman, Chief Executive Officer and President; Stephen D. Staman, Vice President and Michael D. Peduzzi, Chief Financial Officer and Treasurer. These individuals are referred to as the “Named Executive Officers.”

Name and Principal Position	Year	Salary ($)		Bonus ($)		Option Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Mark D. Gainer Chairman, Chief	2009	$203,414		—		—	$166,259	$8,510	(1)	$378,183
Executive Officer and President	2008	$227,891	(2)	—		—	$48,451	$17,315	(3)	$293,657
Stephen D. Staman	2009	$155,662		—		—	—	$15,752	(4)	$171,414
Vice President	2008	$171,130		$6,250	(5)	—	—	$15,006	(6)	$192,386
Michael D. Peduzzi Chief Financial Officer	2009	$129,769		—		—	—	$1,126	(7)	$130,895
and Treasurer	2008	$133,477		$2,500	(8)	—	—	$28,558	(9)	$164,535

(1)	For 2009, all other compensation includes disability insurance costs of $1,525, life insurance costs of $79, and long-term care contributions of $6,906 for Mr. Gainer’s interests.
(2)	For 2008, there were 27 pay periods, rather than 26 pay periods as in 2007, which accounts for the increase in base salary from 2007.
(3)
 For 2008, all other compensation includes employer’s contributions to its 401(k) Profit Sharing Plan of $8,778, disability insurance costs of $1,542, life insurance costs of $89, and long-term care contributions of $6,906 for Mr. Gainer’s interests.

(4)	For 2009, all other compensation includes disability insurance costs of $1,120, life insurance costs of $79, and country club dues of $14,553 for Mr. Staman.
(5)	For 2008, the $6,250 bonus was a 2007 incentive bonus paid in 2008.
(6)	For 2008, all other compensation includes disability insurance costs of $1,195, life insurance costs of $89, and country club dues of $13,722 for Mr. Staman.
(7)	For 2009, all other compensation includes disability insurance costs of $968 and life insurance costs of $158 for Mr. Peduzzi.
(8)	For 2008, the $2,500 bonus constituted a promotion bonus.
(9)
For 2008, all other compensation includes moving expenses of $26,054, employer’s contributions to its 401(k) Profit Sharing Plan of $1,508, disability insurance costs of $834, and life insurance costs of $163 for Mr. Peduzzi.

Bonus/Incentive Pay

The bonus award is tied to corporate performance and is granted to all employees.  It is designed to supplement base salary and align all full time employees’ interests with those of shareholders.  When corporate performance is low, the quarterly cash award will be low or none.  When performance is high, the award increases.  The bonus award is based on the Corporation meeting certain quarterly/annual production and project completion goals.

Insurance Plans

The core insurance package includes health, dental, vision, disability and group life insurance coverage.  In general, executives participate in these benefits on the same basis as non-executive employees.  Mr. Gainer participates in the Group Term Replacement Plan which provides death benefits to named beneficiaries.

Long Term Care Insurance

Mr. Gainer and his spouse also receive long term care insurance benefits whereby upon their need for long term care they will receive certain payments as defined in the policy.

Outstanding Equity Awards at December 31, 2009 Table

The following table summarizes unexercised options for the Named Executive Officers at December 31, 2009:

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date

Mark D. Gainer	3,150	$16.10	12/12/12
Chairman, Chief Executive Officer and	5,250	$19.93	12/11/13
President	5,250	$22.14	06/17/14
	5,000	$21.19	06/16/15
	5,000	$18.50	01/25/17
	Total – 23,650
Stephen D. Staman	1,625	$16.10	12/12/12
Vice President	1,050	$19.93	12/11/13
	2,625	$22.14	06/17/14
	2,500	$21.19	06/16/15
	3,450	$18.50	01/25/17
	Total – 11,250
Michael D. Peduzzi Chief Financial Officer and Treasurer	None	—	—

Option Exercises

No options were exercised during 2009 by a Named Executive Officer.

Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)

Mark D. Gainer Chairman, Chief Executive Officer and President	-0-	-0-

Stephen D. Staman Vice President	-0-	-0-

Michael D. Peduzzi Chief Financial Officer and Treasurer	-0-	-0-

Pension Benefits Table

The following table summarizes the pension benefits which have accumulated and been paid to each of the Named Executive Officers during 2009.

Name	Plan Name	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Mark D. Gainer Chairman, Chief Executive Officer and President	Supplemental Executive Retirement Plan	$331,429	$0.00

Supplemental Executive Retirement Plan

Union National Financial Corporation entered into a salary continuation agreement with Mark D. Gainer, Chairman, Chief Executive Officer and President of Union National Community Bank, to provide supplemental retirement income benefits when he reaches his normal retirement date of January 1, 2017. The benefits are payable for the life of Mr. Gainer. Benefits are also payable upon change in control, early termination, disability, or death. Benefit amounts will be determined by his compensation at retirement age. Benefits accrue annually, but may be reduced if termination of service occurs before the normal retirement date. The 2009 expense associated with this the plan is $113,159.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Employment Agreement

Union National Financial Corporation and Union National Community Bank entered into an employment agreement with Mark D. Gainer, Chairman, Chief Executive Officer and President of the Corporation and Bank on January 1, 2004, amended December 29, 2006. Under the agreement, Mr. Gainer is eligible for bonuses, paid time off, participation in employee benefit plans, and reimbursement of business expenses.

The term of Mr. Gainer’s employment agreement is five years from the December 29, 2006 amendment date and automatically extends for an additional one year period on each annual anniversary date of the amended agreement, unless notice is given 180 days prior to the anniversary date.

The employment agreement automatically terminates if Mr. Gainer is terminated for Cause, as defined in the agreement, and all rights under the agreement will terminate with the exception of the arbitration clause. The agreement automatically terminates if Mr. Gainer terminates his employment for Good Reason, as defined in the agreement. If Mr. Gainer’s employment agreement terminates for Good Reason, he will receive the greater of (1) the compensation due for the remainder of the agreement’s terms or (2) 2.99 times his salary and benefits to be paid in 36 equal monthly installments.

The agreement automatically terminates upon Mr. Gainer’s disability, as defined in the agreement. He will receive employee benefits and 70% of his compensation until (1) he returns to work, (2) reaches age 65, (3) dies, or (4) the employment period under the agreement ends. The agreement automatically terminates if he voluntarily terminates the agreement.

If Mr. Gainer gives notice within 180 days of a Change in Control, as defined in the agreement, or his employment is terminated involuntarily, he is entitled to receive 2.99 times his current compensation to be paid in 36 equal monthly installments and to continue to receive benefits for three years. Payments to Mr. Gainer pursuant to a Change in Control will be grossed-up to accommodate for any excess tax imposed on the payments.

Change in Control is defined in Mr. Gainer’s agreement as:

1.
a sale or other transfer of ownership of forty percent (40%) or more of the total gross fair market value of the assets of Corporation and Bank to any individual, corporation, partnership, trust, or other entity or organization (a “Person”) or group of Persons acting in concert as a partnership or other group, other than a Person controlling, controlled by, or under common control with Corporation or Bank;

2.
any Person or group of Persons acting in concert as a partnership or other group, other than a Person controlling, controlled by, or under common control with Corporation or Bank, acquires ownership of stock in Corporation, that together with stock held by such Person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of Corporation, provided such Person or group did not own more than 50 percent of the total fair market value or total voting power of the stock of Corporation prior to such acquisition; or

3.
the replacement of a majority of members of Corporation’s Board of Directors over any period of one year or less by directors whose appointment or election is not endorsed by a majority of the members of the Corporation’s Board of Directors prior to the date of appointment or election.

The agreement contains noncompetition, nonsolicitation, and confidentiality provisions. If the Corporation terminates Mr. Gainer’s employment without Cause or for Cause or if Mr. Gainer terminates employment with “Good Reason”, then the noncompetition and nonsolicitation provisions continue for two (2) years after the termination of employment. If Mr. Gainer’s employment is terminated following a Change of Control, then the noncompetition and nonsolicitation provisions continue for three (3) years after termination of employment provided that the Change in Control occurs prior to December 31, 2010. If the Change in Control occurs after December 31, 2010, then the noncompetition and nonsolicitation provisions continue for two (2) years after termination of employment.

Change of Control Agreement

The Corporation has entered into a Change of Control Agreement with Michael D. Peduzzi, whereby Mr. Peduzzi will be paid eighteen (18) months of salary and bonus, if after a change of control (as defined in the agreement), Mr. Peduzzi:

1.	is terminated without cause;
2.	is reassigned to a location greater than 50 miles from his office location on the date of the Change of Control;
3.	has his annual base salary reduced; or
4.	is not provided similar benefits or they are materially reduced.

Executive Salary Continuation Agreement

The Bank entered into an Executive Salary Continuation Agreement with Mark D. Gainer.  The Agreement provides Mr. Gainer or his beneficiary(ies) with supplemental retirement benefits, as indicated below, that will be paid upon his retirement, disability, death or upon a “Change in Control”, as defined above.

Group Term Replacement Plan

During 2009, the Bank maintained a Group Term Replacement Plan for certain executive officers.  The beneficiaries of each insured participant would receive approximately three (3) times the participant’s current salary.  In the event that the Named Executive Officer’s employment is terminated, for reasons other than a disability, the executive officer’s rights under the agreement terminate.

Stock Option Plan

The Bank has established a stock option plan whereby upon termination of employment, the Named Executive Officer may exercise the option during its remaining term for a period of three (3) months after cessation of employment.  If the Named Executive Officer’s employment is terminated as a result of a disability or death, then he or she (or his or her administrator) may exercise the option for a period of twelve (12) months after cessation of employment or death as the case may be.

Disability Plan and Benefits

In the event of the death or disability of a Named Executive Officer, in addition to the benefits listed in the charts below, each Named Executive Officer will receive benefits under the Corporation’s retirement plans, disability plan or payments under the Corporation’s life insurance plan, as appropriate.

Upon any termination, the Named Executive Officer will receive a payment for his unused accrued vacation days.

Potential Payments at December 31, 2009

Mark D. Gainer

The following table shows the potential payments upon termination or change in control of the Corporation. The chart assumes the triggering events took place on December 31, 2009.

Executive Benefits and Payments Upon Separation	Voluntary Termination		Early Retirement		Normal Retirement		Involuntary Not For Cause Termination		For Cause Termination		Involuntary for Good Reason Termination (Change in Control)		Disability		Death
Employment Agreement	$0		$0		$0		$592,833		$0		$592,833		$155,219		$0
Supplemental Executive Retirement Plan	$77,700	(1)	$77,700	(1)	$94,600	(1)	$77,700	(1)	$77,700	(1)	$105,295	(2)	$403,241	(3)	$1,454,977	(3)
Group Term Replacement Plan	$0		$0		$0		$0		$0		$0		$0		$592,516
Stock Options	$0		$0		$0		$0		$0		$0		$0		$0
Accumulated PTO	$3,798		$3,798		$3,798		$3,798		$3,798		$3,798		$3,798		$3,798
(1) Increased by 3% per year payable for life (guaranteed 18 years)
(2) Increased by 3% per year payable for life (guaranteed through 2034)
(3)  Payable in a lump sum

Stephen D. Staman

The following table shows the potential payments upon termination or change in control of the Corporation. The chart assumes the triggering events took place on December 31, 2009.

Executive Benefits and Payments Upon Separation	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary Not For Cause Termination	For Cause Termination	Involuntary for Good Reason Termination (Change in Control)	Disability	Death
Group Term Replacement Plan	$0	$0	$0	$0	$0	$0	$0	$448,307
Stock Options	$0	$0	$0	$0	$0	$0	$0	$0
Accumulated PTO	$2,874	$2,874	$2,874	$2,874	$2,874	$2,874	$2,874	$2,874

Michael D. Peduzzi

The following table shows the potential payments upon termination or change in control of the Corporation. The chart assumes the triggering events took place on December 31, 2009.

Executive Benefits and Payments Upon Separation	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary Not For Cause Termination	For Cause Termination	Involuntary for Good Reason Termination (Change in Control)	Disability	Death
Change in Control Agreement	$0	$0	$0	$0	$0	$189,000	$0	$0
Group Term Replacement Plan	$0	$0	$0	$0	$0	$0	$0	$100,000
Stock Options	$0	$0	$0	$0	$0	$0	$0	$0
Accumulated PTO	$2,423	$2,423	$2,423	$2,423	$2,423	$2,423	$2,423	$2,423

TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS

Some of Union National Financial Corporation’s directors and executive officers, their immediate family members and the companies with which they are associated were customers of, and had banking transactions with, Union National Financial Corporation’s subsidiary bank during 2009.  All loans and loan commitments made to them and to their companies were made in the ordinary course of bank business, on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other customers of the Bank, and did not involve more than a normal risk of collectibility or present other unfavorable features.  Total loans to these persons at December 31, 2009, amounted to approximately $3,255,294 or approximately 0.96% of the total loans of the financial institution.  Union National Financial Corporation’s subsidiary bank anticipates that it will enter into similar transactions in the future.

During 2009, Union National Financial Corporation paid approximately $615,640 to Lausch Lane Associates, LP of which Mr. Nies is a 33.3% partner.  The fees were paid for monthly rent and maintenance for the corporate offices of Union National Financial Corporation. Fees of $110,727 were paid to the Manheim Pike Group, LP of which Mr. Nies is a 27% partner, for monthly rent of developed land for potential future expansion beside the corporate offices of Union National Community Bank at 570 Lausch Lane, Suite 300, Lancaster, Pennsylvania 17601.

The Board of Directors must approve all related party transactions that are significant.  The director in question is excused from the board meeting at the time the decision is made.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company selected Beard Miller Company LLP as its independent registered public accounting firm for the year ended December 31, 2009. On October 1, 2009, the Company was notified that the audit practice of Beard Miller Company LLP, an independent registered public accounting firm, was combined with ParenteBeard LLC in a transaction pursuant to which Beard Miller Company LLP combined its operations with ParenteBeard LLC and certain of the professional staff and partners of Beard Miller Company LLP joined ParenteBeard LLC either as employees or partners of ParenteBeard LLC. On October 1, 2009, Beard Miller Company LLP resigned as the auditors of the Company and with the approval of the Audit Committee of the Company’s Board of Directors, ParenteBeard LLC was engaged as its independent registered public accounting firm.

Prior to engaging ParenteBeard LLC, the Company did not consult with ParenteBeard LLC regarding the application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinions that might be rendered by ParenteBeard LLC on the Company’s consolidated financial statements, and ParenteBeard LLC did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue.

The report of independent registered public accounting firm of Beard Miller Company LLP regarding the Company’s consolidated financial statements for the fiscal years ended December 31, 2008 and 2007 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2008 and 2007, and during the interim period from the end of the most recently completed fiscal year through October 1, 2009, the date of resignation, there were no disagreements with Beard Miller Company LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Beard Miller Company LLP would have caused it to make reference to such disagreement in its reports.

The Audit Committee of the Board of Directors has appointed ParenteBeard LLC to be the Company’s independent registered public accounting firm for the 2010 fiscal year, subject to ratification by shareholders.  Representatives of ParenteBeard, LLC are expected to be present at the annual meeting. While the representatives will not have an opportunity to make a statement, the representatives will be available to respond to appropriate questions.

If the ratification of the appointment of ParenteBeard LLC is not approved by the shareholders at the annual meeting, the Audit Committee will consider other independent registered public accounting firms.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Corporation’s financial reporting process on behalf of the Board of Directors.  In that connection, the Committee, along with the Board of Directors, has formally adopted an audit committee charter setting forth its responsibilities.

Management has primary responsibility for the financial statements and the reporting process including the systems of internal control.  In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Corporation’s accounting principles and such other matters as are required to be discussed with the Committee by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (United States).  In addition, the Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed, with the independent auditors, the auditors’ independence from management and from the Corporation.  The Committee also considered the compatibility of non-audit services with the auditors’ independence.

The Committee discussed with the Corporation’s internal and independent auditors the overall scope and plans for their respective audits.  The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Corporation’s internal controls and the overall quality of the Corporation’s financial reporting to the extent practicable.  The Corporation has established appropriate policies and procedures to comply with requirements of the Sarbanes-Oxley Act of 2002.  The Committee held five (5) meetings during fiscal year 2009.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the Securities and Exchange Commission.  The Committee and the Board of Directors have also approved the selection of ParenteBeard, LLC as the Corporation’s independent auditors for 2010.

Aggregate fees billed to the Corporation and the Bank by ParenteBeard, LLC (formerly Beard Miller Company, LLP) and Beard Miller Company, LLP, the independent auditors for the Corporation, for services rendered during the years ended December 31, 2009 and December 31, 2008 were as follows:

	2009	2008
Audit Fees(1)	$97,646	$89,458
Audit-related fees(2)	5,250	4,166
Tax Fees(3)	10,181	19,143
All Other Fees(4)	1,856	3,100
Total	$114,933	$115,867

(1)
Includes professional services rendered for the audit of the Corporation’s annual financial statements, and review of financial statements included in Forms 10-Q, or services normally provided in connection with statutory and regulatory filings including out-of-pocket expenses.

(2)	Includes review of the Form S-3 and Private Placement offering in 2009, and consultations on certain accounting transactions in 2008.

(3)	Tax fees include preparation of state and federal tax returns.

(4)	Assistance with Affirmative Action Plan compliance monitoring.

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors except for a $5,000 pre-approved de minimus threshold.  These services may include audit services, audit related services, tax services, and other services.  The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors.  Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget.  In addition, the Audit Committee may also pre-approve particular services on a case by case basis.  For each proposed service, the independent auditor is required to provide detailed back-up documentation at the time of approval.

The Audit Committee is comprised of the outside directors noted below, all of whom are considered “independent” as defined in the NASDAQ listing standards.

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended except to the extent that the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The foregoing report has been furnished by the current members of the Audit Committee.

Members of the Audit Committee

Barry C. Huber, Chairman	Darwin A. Nissley
Thomas J. McGrath	Lloyd C. Pickell

SECTION 16(a) BENEFICIAL
OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Union National Financial Corporation’s directors, executive officers and shareholders who beneficially own more than 10% of Union National Financial Corporation’s outstanding equity stock to file initial reports of ownership and reports of changes in ownership of common stock and other registered equity securities of Union National Financial Corporation with the SEC.  Based on a review of copies of the reports we received, and on the statements of the reporting persons, we believe that all Section 16(a) filing requirements were complied with in a timely fashion during 2009.

ADDITIONAL INFORMATION

Any shareholder may obtain a copy of Union National Financial Corporation’s Annual Report on Form 10-K for the year ended December 31, 2009, including the financial statements and related schedules and exhibits, required to be filed with the Securities and Exchange Commission, without charge, by submitting a written request to Michael D. Peduzzi, Chief Financial Officer and Treasurer of Union National Financial Corporation, 570 Lausch Lane, Suite 300, Lancaster, Pennsylvania 17601.

OTHER MATTERS

The Board of Directors knows of no matters other than those discussed in this proxy statement that will be presented at the annual meeting.  However, if any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of Board of Directors.

APPENDIX A

UNION NATIONAL FINANCIAL CORPORATION

AUDIT COMMITTEE CHARTER

I.             Authorization
The Audit Committee of Union National Financial Corporation and Union National Community Bank (collectively, the “Company”) is a standing committee of the Board of Directors (“Board”) authorized by the Company’s Bylaws.

II.            Purpose
The purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibility relating to (i) the integrity of the Company’s financial statements and financial reporting process and the Company’s systems of internal accounting and financial controls; (ii) the performance of the internal audit and loan review function; (iii) the annual independent audit of the Company’s financial statements, the engagement of the independent auditors and the evaluation of the independent auditors’ qualifications, independence and performance; (iv) the Company’s compliance with legal and regulatory requirements, including the Company’s disclosure controls and procedures; (v) the fulfillment of the other responsibilities set out herein; and (vi) monitor the Company’s compliance with the Code of Ethics. The report of the Audit Committee required by the rules of the Securities and Exchange Commission (“SEC”) shall be included in the Company’s annual proxy statement.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors.  In carrying out its oversight responsibilities, as permitted under the Pennsylvania Business Corporation Law of 1988, as amended, the Audit Committee members are entitled to rely in good faith on the expertise, integrity and knowledge of management, the internal and independent auditors, loan review experts and corporate counsel.

III.           Membership and Structure
The Audit Committee shall be comprised of at least three members of the Board, and the members shall meet the independence, experience, and expertise requirements of the NASDAQ Stock Market and other applicable laws and regulations (including the Sarbanes-Oxley Act of 2002).

All members of the Audit Committee will have a general understanding of finance and accounting practices and each member shall be free of any relationship that, in the opinion of the Board would, under applicable laws and regulations, make the director not independent.  The Board will determine if any member is a “financial expert” as defined by the SEC.

IV.           Authority
The Audit Committee shall have the sole authority to select, evaluate, appoint, and replace the internal auditors and independent auditors and shall approve in advance all audit engagement fees and terms and all non-audit engagements with the internal auditors and independent auditors. The Audit Committee shall consult with management, but shall not delegate these responsibilities.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain special legal, accounting, or other consultants to advise the Audit Committee.  The Company shall provide funding, as determined by the Audit Committee, for payment of compensation to the internal auditors and independent auditors and to any advisors employed by the Audit Committee.  Any communications between the Audit Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company, and the Audit Committee will take all necessary steps to preserve the privileged nature of those communications.

The Audit Committee may form and delegate authority to subcommittees, comprised of one or more members of the Committee, as necessary or appropriate. Each subcommittee shall have the full power and authority of the Audit Committee.

The Audit Committee may conduct or authorize investigations into any matter, within the Audit Committee’s scope of responsibilities, brought to its attention.

V.           Duties and Responsibilities
The Audit Committee shall have the following duties and responsibilities:

Meetings and Access

•
Meet on a regular basis at least four times each year, including at least once each quarter.  The Audit Committee may hold special meetings upon the call of the Chair of the Committee.  At Committee meetings, a majority of the total members will constitute a quorum.

•
Meet separately, periodically, in executive session or with management, internal auditors, independent auditors, chief audit executives and any other Company Committees that the Audit Committee determines appropriate.

•	Minutes shall be kept by a member of the Audit Committee or a person designated by the Audit Committee.

•	Regularly report to the Board on the Audit Committee’s activities.

•	Annually review and evaluate its own performance.

•	Review and assess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

Financial Statement and Disclosure Matters

•
Review and discuss with management and the independent auditors the annual audited financial statements, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

•
Prepare annually a report for inclusion in the Company’s proxy statement relating to its annual shareholders meeting.  In that report, the Audit Committee will state whether it has:  (i) reviewed and discussed the audited financial statements with management; (ii) discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as that statement may be modified or supplemented from time to time; (iii) received from the independent auditors written disclosures and the letter required by Independence Standards Board Standard 1, as that standard may be modified or supplemented from time to time, and has discussed with the independent auditors, the independent auditors’ independence.

•
Review and discuss with management and the independent auditors the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditors’ reviews of the quarterly financial statements.

•
Discuss generally the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies to the extent required by applicable law or listing standards. The Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

•
Receive a disclosure from the Chief Executive Officer and Chief Financial Officer during their certification process for the 10-K and 10-Q’s about (i) any significant deficiencies in design or operation of internal controls or material weaknesses therein and (ii) any fraud, whether or not material, involving management or other employees who have a significant role in the Company’s internal controls.

•	At least annually prior to the filing of the Audit Report with the SEC (and more frequently if appropriate), review and discuss reports from the independent auditors on, among other things, certain:

•	Critical accounting policies and practices to be used;

•	Alternative treatments of financial information within generally accepted accounting principles;

•
Other material written communications between the independent auditors and management, such as any management letter and the Company’s response to such letter or schedule of unadjusted differences; and

•
Difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, any significant disagreements with management, and communications between the audit team and the audit firm’s national office with respect to difficult auditing or accounting issues presented by the engagement.

•	Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

•
Review and discuss with management and the independent auditors, at least annually, significant accounting and financial reporting issues, including complex or unusual transactions and judgments concerning significant estimates or significant changes in the Company’s selection or application of accounting principles, and recent professional, accounting and regulatory pronouncements and initiatives, and understand their impact on the Company’s financial statements.

•
Obtain from management the Company’s internal control procedures for financial reporting and review periodically, but in no event less frequently than quarterly, management’s conclusions about the adequacy of such internal controls and procedures, including any significant deficiencies in, or material noncompliance with such controls and procedures.

•
Review with the internal audit function and loan review experts their evaluation and assessment of financial and credit risk exposures and the steps management has taken to monitor and control such exposures.

Authorization of the Company’s Whistleblower’s Policy

•
Establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

Oversight of the Company’s Relationship with the Independent Auditors

•	The independent auditor shall report directly to the Audit Committee;

•	Receive and discuss a report from the independent auditors at least annually regarding:

•	The independent auditors’ internal quality-control procedures;

•
Any material issues raised by the most recent quality-control review, or peer review (if applicable), of the independent auditors, or by any inquiry or investigation by governmental professional authorities within the preceding five years respecting one or more independent audits carried out by the independent auditors;

•	Any steps taken to deal with any such issues; and

•	All relationships between the independent auditors and the Company, in order to assess the independent auditors’ independence.

•
Approve guidelines for the retention of the independent auditors for any non-audit services and determine procedures for the approval of audit and non-audit services in advance. In accordance with such procedures, the Audit Committee shall approve in advance any audit or non-audit services provided to the Company by the independent auditors, all as required by applicable law or listing standards. Pre-approval authority may be delegated to one or more members of the Audit Committee.

•	Review and discuss the scope and plan of the independent audit.

•
Evaluate the qualifications, performance and independence of the independent auditors, including whether the provision of non-audit services is compatible with maintaining the auditors’ independence, and taking into account the opinions of management and the Company’s legal counsel. This shall include a review and discussion of the annual communication as to independence delivered by the independent auditors (Independence Standards Board Standard No. 1 - “Independence Discussions with Audit Committees.”) The Audit Committee shall present its conclusions to the Board, and if so determined by the Audit Committee, recommend that the Board take additional action to satisfy itself of the qualifications, performance and independence of the auditors.

•
Recommend to the Board, policies for the Company’s hiring of employees or former employees of the independent auditors which guidelines shall meet the requirements of applicable law and listing standards.

Oversight of Audit and Risk Review Function (“ARR”)

The Audit Committee may contract for internal audit services and loan review services as necessary to assess the adequacy and effectiveness of internal accounting controls, financial systems or financial statements, and the accuracy of management reporting and compliance with applicable laws, regulations and Company policies, including credit policy.  As used in this section, the “lead or coordinating auditor” refers to the Company’s internal auditor or if such services are outsourced, to the auditor of the outsourced firm primarily responsible for the Company’s internal audit functions.  The Audit Committee will set forth the outsourcing vendor’s responsibilities in a written contract the terms of which comply with the “Interagency Policy Statement of Internal Audit and Internal Audit Outsourcing.”

•	Review and discuss the appointment and replacement of the lead or coordinating auditor and the loan review expert(s).

•	Review and discuss the ARR findings that have been reported to management, management’s responses, and the progress of the related corrective action plans.

•
Review and evaluate the adequacy of the work performed by the lead or coordinating auditor, loan review expert(s) and ARR functions including the Risk Management Committee, and ensure that ARR is independent and has adequate resources to fulfill its duties, including implementation of the annual audit plan.

Compliance Oversight Responsibilities

•
Review periodically with management and the independent auditors correspondence with, or other action by, regulators or governmental agencies, any material legal affairs of the Company and the Company’s compliance with applicable law and listing standards that raise significant issues regarding the Company’s financial statements or accounting policies.

•
Review and discuss the report of the lead or coordinating auditor regarding the expenses of, the perquisites paid to, and the conflicts of interest, if any, of members of the Company’s senior management.

•
Review and discuss with management and the independent auditor any correspondence with, or the findings of any examinations by, regulatory agencies, published reports or auditor observations that raise significant issues regarding the Company’s financial statements or accounting policies.

•
Obtain regular updates from management and Company counsel regarding compliance matters and legal matters that may have a significant impact on the financial statements or the Company’s compliance policies.

•
Advise the Board with respect to policies and procedures regarding compliance with the Company’s Code of Ethics including review of the process for communicating the Code of Ethics to Company personnel and for monitoring compliance.

APPENDIX B

UNION NATIONAL FINANCIAL CORPORATION

COMPENSATION COMMITTEE CHARTER

Purpose

The Compensation Committee is appointed by the Board of Directors of Union National Financial Corporation (the “Company”) to discharge the Board’s responsibilities relating to compensation of the Company’s officers and highly compensated employees. The Committee has overall responsibility for evaluating and approving the officer compensation plans and policies and programs of the Company. The Compensation Committee is also responsible for producing an annual report on executive compensation for inclusion in the Company’s proxy statement, in accordance with applicable rules and regulations.

Committee Membership

The Compensation Committee shall consist of no fewer than three members. The members of the Compensation Committee shall meet the independence requirements of the NASDAQ Stock Market.

The Board, on the recommendation of the Governance and Nominating Committee, shall appoint the members of the Compensation Committee. Compensation Committee members may be replaced by the Board.

Committee Authority and Responsibilities

The Compensation Committee shall have the following authority and responsibility:

1.
Based upon corporate goals and objectives approved by the full Board of Directors, the Compensation Committee shall annually review and approve those corporate goals and objectives that are specifically relevant to CEO compensation, evaluate the CEO’s performance in light of those goals and objectives, and set the CEO’s compensation levels based on this evaluation.  In determining the long-term incentive component of CEO compensation, the Compensation Committee should consider, among other factors, the Company’s performance and relative shareholder return, the value of similar incentive awards to CEOs at comparable companies, and the awards given to the CEO in past years.   The Compensation Committee shall have the authority to retain and terminate any compensation consultant to be used to assist in the evaluation of CEO or senior executive compensation and shall have sole authority to approve the consultant’s fees and other retention terms.  The Compensation Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting, or other advisors.

2.
The Compensation Committee shall review and make recommendations to the Board from time to time regarding the Company’s compensation programs (including incentive and equity-based) and benefits programs for executive officers and other key employees of the Company.

3.
The Compensation Committee shall annually review, set, and report to the Board for the Named Executives; review and recommend to the full Board for the officers of the Company (as defined by Section 16 and Rule 16a-1(f) of the Securities and Exchange Act of 1934); and review and recommend to the full Board for each highly compensated employee of the Company: (a) the annual base salary level, (b) the annual incentive opportunity level, (c) the long-term incentive opportunity level, (d) employment agreements, severance agreements, and change in control agreements/provisions, in each case as, when and if appropriate, and (e) any special or supplemental benefits.

4.
The Compensation Committee shall oversee the implementation of the Company’s stock and compensation plans of the Company as adopted by the Board, and amend or restate any such plan to the extent deemed appropriate for incorporating therein non-substantive points or substantive matters expressly mandated by law.

5.
The Compensation Committee shall review and discuss with management the Compensation Discussion and Analysis required by applicable SEC rules to be included in the Company’s Annual Report on Form 10-K and proxy statement and, based on this review and discussion, determine whether to recommend to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in the Form 10-K and proxy statement.

6.	The Compensation Committee shall annually review and participate in the development of the report of the Committee required to be included in the Company’s SEC filings.

7.	The Compensation Committee shall research, evaluate and recommend director compensation.

8.	The Compensation Committee shall perform such other duties and responsibilities as may be assigned to the Committee from time to time by the Board of Directors.

9.	The Compensation Committee may form and delegate authority to subcommittees when appropriate.

10.	The Compensation Committee shall make regular reports to the Board.

11.	The Compensation Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

12.	The Compensation Committee shall annually review the Company’s progress in meeting diversity goals with respect to the employee population.

13.
The Compensation Committee shall annually conduct a self-evaluation process by which the Committee measures its effectiveness and compliance with its charter. The self-evaluation will assist the Committee to determine whether it is properly fulfilling its delegated duties under its charter and meeting its fiduciary obligations to the Corporation.

14.	The Compensation Committee shall review and maintain a succession program to promote retention and continuity of management.

APPENDIX C

UNION NATIONAL FINANCIAL CORPORATION

CORPORATE GOVERNANCE & NOMINATING COMMITTEE CHARTER

I.             Authorization
Pursuant to the Company’s Bylaws, the Board of Directors (the “Board”) has passed resolutions that authorize the formation of a Corporate Governance and Nominating Committee of the Board of Directors (the “Committee)”.

II.            Purpose
To provide continuing assistance to the Board regarding matters relating to governance, performance, and composition of the Board.

III.           Membership and Structure
The Committee shall be composed of three or more directors.  Members of the Committee shall be appointed and removed by the Board.  All members of the Committee shall be independent and meet the applicable independence requirements of The NASDAQ Stock Market, Inc.

The Committee shall meet as needed at stated times without notice or on notice to all by order of the Chairman of the Board.

The Committee shall have the authority to delegate any of its responsibilities to subcommittees, in accordance with applicable law, as the Committee may deem appropriate in its sole discretion.

The Committee shall report its actions and recommendations to the Board after each Committee meeting.

The Committee shall have the authority to retain any search firm to assist in identifying director candidates and to retain outside counsel and any other advisors, as the committee may deem appropriate in its sole discretion.  The Committee shall have sole authority to approve related fees and retention terms.

IV.           Responsibilities and Duties
To fulfill its responsibilities and duties, the Committee shall:

1.	Identify individuals qualified to become Board members, who reflect the criteria as specified by the Board;

2.
Recommend to the Board nominees to fill vacancies on the Board and the nominees to stand for election as directors at the next annual meeting of shareholders (or, if applicable, a special meeting of shareholders);

3.	Review and recommend to the Board the Corporate Governance Guidelines of the Company and any proposed changes to such practices;

4.	Periodically review and assess Board and management performance and lead the Board self-evaluation process;

5.	Evaluate the Board’s committee structure and recommend to the Board for its approval directors to serve as members of each committee, and, in consultation with the presiding committee chair;

6.	Annually review and evaluate the Committee’s performance and the adequacy of this charter and recommend any proposed changes to the Board; and

7.	Periodically review and recommend changes to the Board in the articles of incorporation, by-laws, and proposals to be submitted to shareholders.